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                                                                     Exhibit 3.3


                                    RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             TTM TECHNOLOGIES, INC.

                                    ARTICLE I
                                      NAME
                                      ----

   The name of the corporation is TTM Technologies, Inc. (the "Corporation").

                                   ARTICLE II

                               PURPOSE AND POWERS
                               ------------------

                  The purpose of the Corporation is to engage in and carry on any lawful business or trade and to exercise all powers granted to a corporation formed under the Washington Business Corporation Act, Revised Code of Washington, Title 23B, (the "Act") including any amendments or successor statutes thereto that may hereinafter be enacted.

                                   ARTICLE III
                                    DURATION
                                    --------

                  The Corporation shall have perpetual existence.

                                   ARTICLE IV
                                  CAPITAL STOCK
                                  -------------

                  4.1 AUTHORIZED CAPITAL. The total number of shares of Capital Stock which the Corporation shall have authority to issue is 115,000,000 shares, of which 100,000,000 shares are common stock, without par value per share (the "Common Stock"), and 15,000,000 shares are preferred stock, without par value per share (the "Preferred Stock"). Subject to any preferences, limitations, voting powers and relative rights granted to the Preferred Stock, or to any series thereof, in accordance with the Act and these Restated Articles of Incorporation (the "Articles of Incorporation"), or any amendment to the Articles of Incorporation, the Common Stock together with the Preferred Stock and any series thereof shall have unlimited voting rights and be entitled to receive the net assets of the Corporation upon its dissolution.

                  4.2 PREFERRED STOCK. The Board of Directors of the Corporation (the "Board") may (i) before the issuance of any shares of the Preferred Stock determine, in whole or in part, and within the limits of and in accordance with the requirements of the Act, the


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preferences, limitations, voting powers and relative rights of the Preferred
Stock, and (ii) before the issuance of any shares of any series of the Preferred Stock and from time to time, designate one or more series of the Preferred Stock and determine, in whole or in part, and within the limits of and in accordance with the requirements of the Act, the preferences, limitations, voting powers and relative rights of and designate the number of shares of each such series of Preferred Stock.

                                    ARTICLE V
                                    DIRECTORS
                                    ---------

                  5.1 NUMBER OF DIRECTORS. The number of directors of this Corporation shall be fixed by the Corporation's Bylaws (the "Bylaws") and may be increased or decreased from time to time in the manner therein provided.

                  5.2 STAGGERED BOARD AND TERMS. The directorship positions shall be divided into three classes with said classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board. The initial term of office of the Class I directors shall expire at the annual meeting of shareholders in 2001 and Class I directors shall then and thereafter be elected for a full term of three (3) years. The initial term of office of the Class II directors shall expire at the annual meeting of shareholders in 2002 and Class II directors shall then and thereafter be elected for a full term of three (3) years. The initial term of office of the Class III directors shall expire at the annual meeting of shareholders in 2003 and Class III directors shall then and thereafter be elected for a full term of three (3) years. After the initial term of office for the directors in each of the three classes has expired, the term of office of each class of directors shall be three years. Directors shall hold office until the annual meeting for the year in which their terms of office expire and until their successors shall be elected and shall qualify, subject to prior death, resignation, retirement, disqualification or removal from office. If the number of directors is changed, any increase or decrease in directorships shall be apportioned among the three classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office only until next election of directors of that class by the shareholders. In no case will a decrease in the number of directors shorten the term of any incumbent director.

                  5.3 REMOVAL OF DIRECTORS. A director or directors of the Corporation may be removed only for cause and not for any other reason and only by a vote for removal of a specific director by shareholders holding a majority of the shares then entitled to vote at an election for directors of the Corporation, voting as a single voting group, at a special meeting of the shareholders, one of the purposes of which is to consider such removal.


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                                   ARTICLE VI
                        NO SHAREHOLDER PREEMPTIVE RIGHTS
                        --------------------------------

                  No preemptive rights to acquire additional securities issued by the Corporation shall exist with respect to shares of the Corporation's Capital Stock, or securities convertible into shares of the Corporation's Capital Stock.

                                   ARTICLE VII
                              NO CUMULATIVE VOTING
                              --------------------

                  The right to cumulate votes in the election of directors of the Corporation shall not exist with respect to shares of the Corporation's Capital Stock.

                                  ARTICLE VIII
                      LIMITATION ON LIABILITY OF DIRECTORS
                      ------------------------------------

                  A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for (i) acts or omissions that involve intentional misconduct by the director or a knowing violation of law by the director, (ii) conduct violating Section 310 ("Liability for Unlawful Distributions") of Chapter 23B.08 of the Act, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

                  If, after this Article becomes effective, the Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be deemed eliminated or limited to the fullest extent permitted by the Act, as so amended, without any requirement of further action by the shareholders. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date this Article becomes effective.

                                   ARTICLE IX
                          INDEMNIFICATION OF DIRECTORS
                          ----------------------------

                  Pursuant to Section 560 of Chapter 23B.08 of the Act, or any successor statute thereto, and to the fullest extent permitted by the Act and other applicable law, the Corporation is authorized to and shall indemnify or agree to indemnify each of its directors who is made a party to a proceeding because the person is or was a director against liability incurred in the proceeding and obligate itself to advance or reimburse expenses incurred by a


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director in the proceeding, and in either case, without regard to the limitations contained in Sections 510 through 550 of Chapter 23B.08 of the Act and without the necessity of a determination as to any indemnification or advance or reimburse expenses under Section 550 of Chapter 23B.08 of the Act. However, in no event shall the Corporation indemnify any director from or on account of: (i) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (ii) conduct of the director finally adjudged to be an unlawful distribution under Section 310 ("Liability for Unlawful Distributions") of Chapter 23B.08 of the Act; or (iii) any transaction with respect to which it was finally adjudged that the director personally received a benefit in money, property, or services to which the director was not legally entitled. The Board shall determine the terms of indemnification and advance of or reimbursement of expenses as provided in the Bylaws.

                  If, after the Articles of Incorporation become effective, the Act is amended or any law becomes applicable to authorize greater indemnification or advancement or reimbursement of expenses of directors then is authorized by this Article or to further disregard limitations on indemnification or advancement or reimbursement of expenses of directors than is allowed by this Article, then the Corporation shall be authorized to indemnify or agree to indemnify and advance or reimburse expenses to the fullest extent permitted by the Act, as so amended, or such law as is applicable, without any requirement of further action by the shareholders. Any amendment to or repeal of this Article shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                    ARTICLE X
                        SPECIAL MEETINGS OF SHAREHOLDERS
                        --------------------------------

                  A special meeting of the shareholders of the Corporation (a "Special Meeting") may be called at any time, for any purpose or purposes for which such a meeting may lawfully be called, by (i) the Chairman of the Board,
(ii) a majority of the Board, (iii) the Chief Executive Officer of the Corporation, or (iv) the Secretary of the Corporation. A Special Meeting for any purpose or purposes for which such a meeting may lawfully be called by the shareholders of the Corporation may be demanded by the shareholders holding at least a majority of all the shares entitled to vote on the issue or issues proposed to be considered at the Special Meeting by delivering a written demand for such Special Meeting to the Secretary of the Corporation which contains the information with regard to the issues or issues proposed as is required by the Bylaws.

                                   ARTICLE XI
                      SPECIAL SHAREHOLDER NOTICE PROVISIONS
                      -------------------------------------

                  11.1 NOMINATIONS FOR DIRECTORSHIP POSITIONS. Any shareholder or shareholders of the Corporation who wish to nominate a person or persons for election to the


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Board must deliver written notice to the secretary of the Corporation which contains the information as is required by the Bylaws with regard to such notice and nomination no fewer than 120 days nor more than 150 days prior to the anniversary date of the prior year's annual shareholder's meeting.

                  11.2 BUSINESS AT SHAREHOLDERS' MEETINGS. Any shareholder or shareholders of the Corporation who wish to place business before a meeting of the shareholders must deliver written notice to the secretary of the Corporation which contains the formation as is required by the Bylaws with regard to such notice and business no fewer than 120 days nor more than 150 days prior to the anniversary date of the prior years annual shareholders' meeting.

                                   ARTICLE XII
                     SPECIAL SHAREHOLDER VOTING REQUIREMENTS
                     ---------------------------------------

                  The Articles V, X, XI and XII of the Articles of Incorporation may only be amended or repealed by an affirmative vote of the shareholders holding 80% of the shares then entitled to vote upon such amendment or repeal, voting as a single voting group.

                                  ARTICLE XIII
                                     BYLAWS
                                     ------

                  The Board shall have the power to amend or repeal the Bylaws and to adopt new Bylaws, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to amend or repeal the Bylaws and to adopt new Bylaws, as provided in the Bylaws.

                                   ARTICLE XIV
                     AMENDMENT OF ARTICLES OF INCORPORATION
                     --------------------------------------

                  The Corporation reserves the right to amend or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by the Act, and all rights and powers conferred herein on shareholders and directors are subject to this reserved power.

                                        Dated:  ______________, 2000.

                                        TTM TECHNOLOGIES, INC.

                                        by _________________________
                                           Its President


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                       CERTIFICATE OF ADOPTION OF RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             TTM TECHNOLOGIES, INC.

                  The undersigned hereby certifies that he is the duly elected, qualified, and acting Secretary of TTM TECHNOLOGIES, INC., (the "Corporation") and that the foregoing Restated Articles of Incorporation ("Restated Articles") contain amendments requiring shareholder approval and that the Restated Articles and amendments therein were duly approved and adopted by the shareholders of the Corporation on ________________, 2000.

                                    IN WITNESS WHEREOF, the undersigned has
                                    executed this Certificate of Adoption on ___________________, 2000.



                                     -----------------------------------
                                                  Secretary



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